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                                                                    EXHIBIT 10.4



                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into as of the 1st day of May, 1999, between 106th South Business Park, Limited Partnership, a Utah limited partnership, ("LANDLORD"), and SportsNuts.com, Inc., a Delaware corporation ("TENANT").

                               W I T N E S S E T H

     WHEREAS, LANDLORD and TENANT entered into a lease dated January 22, 1999, relating to 3,521 square feet of net rentable area, situated on the fifth floor of the building located at 10421 South Jordan Gateway, South Jordan, Utah (hereinafter referred to as "Premises #1"), said building being known as The Towers at South Towne II, and;

     WHEREAS, LANDLORD and TENANT desire to lease additional space situated on the fifth floor of said building (hereinafter referred to as "Premises #2") to Tenant, and;

     WHEREAS, LANDLORD and TENANT desire to amend the Lease so as to incorporate the terms and conditions which relate to Premises #2;

     NOW, THEREFORE, for and in consideration of the mutual promises and provisions herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties mutually certify and agree to the following terms and conditions:

     1. Premises. Paragraph 1.1 of the Lease is hereby deleted in its entirety and is replaced with the following new Paragraph 1.1:

               "1.1. Premises. The Premises shall consist of 3,521 square feet of net rentable area and 2,993 square feet of net usable area on the fifth floor of the building (Premises #1), along with 2,315 square feet of net rentable area and 1,968 square feet of net usable area to the west and adjacent to Premises #1 on the fifth floor of the building (Premises #2); the total of Premises #1 and Premises #2 comprising the Premises."

               Basic Monthly Rent. Paragraph 1.4 of the Lease is hereby deleted in its entirety and is replaced with the following new Paragraph 1.4:

                      1.4 Basic Monthly Rent. The Basic Monthly Rent shall be
               Nine Thousand Three Hundred Thirty-Six Dollars and Seventy-Nine Cents ($9,336.79) computed as follows:

                      1.4.1 Premises #1. The Basic Monthly Rent for Premises #1
               shall be Five Thousand Five Hundred Seventy-Four Dollars and Ninety-Two Cents ($5,574.92) at $19.00 (annual) per net rentable square foot.

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                      1.4.2 Premises #2. The Basic Monthly Rent for Premises #2
               shall be Three Thousand Seven Hundred Sixty-One Dollars and Eighty-Eight Cents. ($3,761.88) at $19.50 (annual) per net rentable square foot.

                      1.4.3 LANDLORD has agreed to alter the monthly Lease
               payment referenced in 1.4.1 above by reducing the monthly payment amount to $4,574.92 for the first 24 months of the Lease Term and increasing the monthly payment amount to $6,241.59 for the remaining 36 months of the Lease Term. This would change the basic monthly rent referenced in 1.4 above to $8,336.80 for the first 24 months and $10,003.47 for the remaining 24 months. Notwithstanding the alteration of the payment schedule provided in this Section 1.4.3, Consumer Price Index adjustments, if any, as provided in Section 4.3 or any other adjustments to the rent payment as provided for in the Lease, shall be based on the basic monthly rent as provided for in Section 1.4.

                      1.4.4 Timing. The Basic Monthly Rent for Premises #1 shall commence in compliance with the terms of the lease dated January 22, 1999. The Basic Monthly Rent for Premises #2 shall commence on May 15, 1999.

     3. Basic Monthly Rent. Paragraph 4.1 of the Lease is hereby deleted in its entirety and is replaced with the following new Paragraph 4.1:

               4.1 Basic Monthly Rent. TENANT agrees to pay LANDLORD, at 10421 South Jordan Gateway, Suite 600, South Jordan, Utah 84095 or at such other address designated by LANDLORD, the Basic Monthly Rent, without prior demand therefor, without offset or deduction and in advance before the end of first day of each calendar month during the Term, commencing on the Actual Commencement Date. TENANT shall thereafter, subject to any C.P.I. or any other adjustment contained in the Lease, pay the amounts as provided for in the amended paragraphs 1.4 through 1.4.4 in monthly lease payments until the expiration of the Lease term. In the event the Actual Commencement Date occurs on a day other than the first day of a calendar month, then the Basic Monthly Rent to be paid on the first day rent is due shall include both the Basic Monthly Rent for the first full calendar month occurring after the first day rent is due, plus the Basic Monthly Rent for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

     4. Tenant improvements and Landlords cost therefore of Premises #2 are subject to written approval of final plans by Tenant and Landlord.

     5. Ratification. Except as expressly set forth in this First Amendment to Lease, the Lease and each and every provision thereof, is hereby ratified and affirmed in its entirety.


     IN WITNESS WHEREOF, this Second Amendment to Lease is executed by LANDLORD and TENANT as of the first date set forth above.


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LANDLORD:                                   TENANT:

106th South Business Park                   SportsNuts.com, Inc., a Delaware
Limited Partnership, A Utah                 corporation
Limited Partnership


BY: /s/James A. Morse, Jr.                  BY: /s/Kenneth Denos
    James A. Morse, Jr., Partner                --------------------------------
    Managing member for LGM, LC                Its: Executive Vice President
    General Partner